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                                                                       Exhibit 5


                        Squire, Sanders & Dempsey L.L.P.
                                 4900 Key Tower
                                127 Public Square
                                   Cleveland,
                                      Ohio
                                   44114-1304



                                 March 14, 2002




Ferro Corporation
1000 Lakeside Avenue
Cleveland, OH  44114

Ladies and Gentlemen:

       We have acted as counsel for Ferro Corporation, an Ohio corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering from time to time by the Company at an aggregate offering price of up to $300,000,000 of (i) Debt Securities, (ii) Common Stock, (iii) Preferred Stock, (iv) Warrants, (v) Stock Purchase Contracts, (vi) Stock Purchase Units and (vii) Depositary Shares (each as described in the Registration Statement and collectively referred to as the "Securities").

       We have reviewed the Registration Statement and the exhibits to the Registration Statement, including the forms of documentation under which the Securities will be issuable. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such certificates and documents, and have considered such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. As to factual matters not within our actual knowledge, we have relied without independent verification upon such certificates as we have deemed appropriate, including certificates of officers of the Company and certificates of public officials. In rendering this opinion, we have assumed there will be a sufficient number of authorized shares of Common Stock or Preferred Stock, as the case may be, available at the time of issuance, including upon the conversion, exchange or exercise of other Securities as contemplated by the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement. We also have assumed that the terms established for any specific Securities authorized by or in accordance with authority granted by the board of directors will be consistent with applicable law and the Articles of Incorporation and Code of Regulations of the Company in effect at that time.
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Ferro Corporation
March 14, 2002
Page 2


       Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that:

       1. With respect to Debt Securities to be issued under the Senior Indenture (as defined in the Registration Statement), when (a) the terms of such Debt Securities have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Debt Securities, (b) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the provisions of the Senior Indenture, and (c) such Debt Securities have been issued and sold by the Company as contemplated in the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, such Debt Securities will be entitled to the benefits of the Senior Indenture and will constitute valid and binding obligations of the Company.

       2. With respect to Debt Securities to be issued under the Subordinated Indenture (as defined in the Registration Statement), when (a) the terms of such Debt Securities have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Debt Securities, (b) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the provisions of the Subordinated Indenture, and (c) such Debt Securities have been issued and sold by the Company as contemplated in the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, such Debt Securities will be entitled to the benefits of the Subordinated Indenture and will constitute valid and binding obligations of the Company.

       3. When (a) the terms of any offering of shares of Common Stock have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the shares of Common Stock, and (b) such shares of Common Stock have been issued and delivered and paid for in the manner contemplated by the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

       4. When (a) the terms of any particular series of Preferred Stock have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of shares of Preferred Stock, and (b) such shares of Preferred Stock so offered have been issued and delivered and paid for in the manner contemplated by the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

       5. When (a) the terms of the Warrants have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the
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Ferro Corporation
March 14, 2002
Page 3


Warrants, and (b) the Warrants so offered have been issued and delivered and paid for in the manner contemplated by the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, such Warrants will be legally issued and will constitute valid and binding obligations of the Company.

       6. When (a) the terms of the Stock Purchase Contracts have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Stock Purchase Contracts,
(b) all documentation relating to such Stock Purchase Contracts has been duly authorized by or in accordance with resolutions of the board of directors of the Company and has been duly executed and delivered, and (c) the Stock Purchase Contracts so offered have been issued and delivered and paid for in the manner contemplated by the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, such Stock Purchase Contracts will be legally issued and will constitute valid and binding obligations of the Company.

       7. When (a) the terms of the Stock Purchase Units have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Stock Purchase Units, (b) all documentation relating to such Stock Purchase Units, including that relating to arrangements regarding securities constituting part of the Stock Purchase Units, has been duly authorized by or in accordance with resolutions of the board of directors of the Company and has been duly executed and delivered, and
(c) the Stock Purchase Units so offered have been issued and delivered and paid for in the manner contemplated by the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, such Stock Purchase Units will be legally issued and will constitute valid and binding obligations of the Company.

       8. When (a) the terms of the Depositary Shares have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Depositary Shares, (b) all documentation, including the deposit agreement, relating to the Depositary Shares has been duly authorized by or in accordance with resolutions of the board of directors of the Company and has been duly executed and delivered, (c) the Preferred Stock that is represented by the Depositary Shares has been validly issued and delivered to the depositary in accordance with the deposit agreement, and (d) the Depositary Shares so offered have been issued and delivered and paid for in the manner contemplated by the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, such Depositary Shares will be legally issued.

       The opines set forth in paragraphs 1, 2, 5, 6 and 7 are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a
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Ferro Corporation
March 14, 2002
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proceeding at law or in equity).

       This opinion is based solely upon the laws of the States of Ohio and New York. This opinion speaks as of its date and we assume no obligation to advise you of any events or circumstances, including any changes in applicable law, that may occur after this date and prior to the time of the issuance of any of the Securities as contemplated by the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement. In giving such consent, we do not admit we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules under that Act.

                                           Respectfully submitted,

                                           /s/ Squire, Sanders & Dempsey L.L.P.